SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2002

AMDL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, CA	92780-7039

(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: (714) 505-4460

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events

     The Registrant has been notified by AcuVector Group Inc., an Alberta, Canada corporation (“AVG”), that AVG claims to hold rights to the combination immunogene therapy technology developed by Dr. Lung-Ji Chang (“Chang”) pursuant to an exclusive license agreement which was entered into in 1997, but which was terminated by Chang prior to selling the technology to the Registrant in August 2001. The Registrant believes that AVG’s claim is without merit and has sought a judicial determination that it owns the technology free of any claim by AVG. See the press release attached hereto as Exhibit 99.1

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

99.1	Press Release dated January 8, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC. (Registrant)

Date: January 8, 2002	By:	/s/ Gary L. Dreher

Gary L. Dreher, President

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